EXHIBIT 5:  Attorney Opinion Letter.

                                             101 Convention Center Drive
Harold P. Gewerter & Associates                               Suite 1225
Harold P. Gewerter, Esq.                   Las Vegas, Nevada  USA  89109
                                                  Office: (702) 221-2094
                                                    Cell: (702) 375-9471
                                               Facsimile: (702) 735-5330
                                                E-Mail: hga@attorney.com

May 9, 2001

Michael G. Quinlan
Wine Systems Design, Inc.
8343 E. Earll Drive
Scottsdale, AZ 85251

RE:   Proposed  Sale of Common Stock by Certain  Shareholders  of
Wine Systems Design, Inc.

Dear Mr. Quinlan:

At your request, we are rendering this opinion in connection with a proposed sale by certain shareholders ("Selling Shareholders") of Wine Systems Design, Inc., a Nevada corporation (the "Company"), of up to 208,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2 originally dated May 8, 2000.

We have examined instruments, documents, and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that 208,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, and have been legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Sincerely
                                      /s/ Harold P. Gerwerter
                                      Harold P. Gerwerter, Esq

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